Exhibit 10.45

AMENDED AND RESTATED
SUBSCRIPTION AGREEMENT

between

NET1 APPLIED TECHNOLOGIES SOUTH AFRICA PROPRIETARY LIMITED

and

BLUE LABEL TELECOMS LIMITED

ANNEXURE

ANNEXURE 1 :	FORM OF GUARANTEE

1	PARTIES

1.1	The Parties to this Agreement are –

1.1.1	Net1 Applied Technologies South Africa Proprietary Limited; and

1.1.2	Blue Label Telecoms Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"AFSA" means the Arbitration Foundation of Southern Africa;

2.1.2	"Agreement" means this amended and restated subscription agreement;

2.1.3	"Aggregate Subscription Price" means an amount of R2,000,000,000.00 (two billion rand);

2.1.4	"Companies Act" means the Companies Act, No 71 of 2008;

2.1.5	"Company's Board" means the board of directors of the Company from time to time;

2.1.6	"Company" means Blue Label Telecoms Limited, registration number 2006/022679/06, a limited liability public company duly incorporated in the Republic of South Africa, the shares of which are listed on the JSE;

2.1.7	"Conditions Precedent" means the conditions precedent set out in clause 5.1;

2.1.8	"CSDP" means a nominated depository institution or central securities depository participant as contemplated in the Financial Markets Act;

2.1.9	"Designated Account" means the bank account nominated by the Company, the details of which are set out below, or such other account as the Company may designate in writing on 5 (five) business days notice to the Subscriber –

Name of Account:	Blue Label Telecoms Limited
Bank:	FirstRand Bank Limited
Branch:	RMB Corporate Banking
Branch Code:	255005
Account Number:	62159204975

2.1.10	"Financial Markets Act" means the Financial Markets Act, No. 19 of 2012;

2.1.11

"Fully Diluted Basis" means the Company's issued shares determined on the basis that any and all person's rights of whatsoever nature (whether pursuant to any option, right of first refusal or otherwise) to subscribe for any unissued Shares, have been exercised as at the relevant time of determination, and includes the Subscription Shares;

2.1.12

"Group" means the Company and any company in which the Company holds 50% (fifty percent) or more of the issued shares (and in the case of a trust, in which the Company holds a beneficial interest of 50% (fifty percent) or more) and "Group Company" means any one of them and excludes any Group Company which is, as at the Signature Date, dormant or in the process of being liquidated;

2.1.13	"Guarantee" means the guarantee referred to in clause 5.1.1;

2.1.14

"JSE" means the securities exchange licensed in terms of the Financial Markets Act, owned and operated by JSE Limited, registration number 2005/022939/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.1.15

"Original Subscription Agreement" means the agreement headed "Subscription Agreement" entered into between the Parties on or about 4 October 2016, as amended by a first addendum thereto entered into on or about 20 October 2016;

2.1.16	"Parties" means the parties to this Agreement;

2.1.17	"Shareholders" means the holders of Shares from time to time;

2.1.18	"Shares" means ordinary shares in the Company;

2.1.19	"Signature Date" means the date of signature of the Original Subscription Agreement by the Party last signing;

2.1.20

"Subscriber" means Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, a limited liability private company duly incorporated in the Republic of South Africa;

2.1.21	"Subscription" means the subscription of the Subscription Shares by the Subscriber in terms of this Agreement;

2.1.22

"Subscription Date" means, subject to the fulfilment or waiver, as the case may be, of the last outstanding Condition Precedent, the date designated as the "Subscription Date" by way of written notice by the Company to the Subscriber, provided that –

2.1.22.1

the Subscription Date shall occur between 23 January 2017 and 28 February 2017 (both dates included) and the Company shall not be permitted to designate any date as the Subscription Date which does not fall within the aforementioned period; and

2.1.22.2

no such written notice by the Company shall be considered valid for purposes of this clause 2.1.22 unless the Company has given the Subscriber at least than 5 (five) business days' prior written notice of the Subscription Date;

2.1.23	"Subscription Price" means an amount of R16.96 (sixteen rand and ninety six cents) per Subscription Share; and

2.1.24

"Subscription Shares" means 117,924,528 (one hundred and seventeen million nine hundred twenty four thousand five hundred and twenty eight) Shares, determined by dividing the Aggregate Subscription Price by the Subscription Price (and rounding down to the nearest whole Share).

2.2	In this Agreement -

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

2.2.2	an expression which denotes -

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa; and

2.2.2.4	a Party includes a reference to that Party’s successors in title and assigns allowed at law.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time; and

2.3.2

"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time.

2.4

The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5

Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6

Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.7

Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9

Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10

If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13

Any reference in this Agreement to "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.14	In this Agreement the words "clause" or "clauses" and "annexure" refer to clauses of and the annexure to this Agreement.

3	INTRODUCTION

3.1	The Subscriber has agreed to subscribe for the Subscription Shares at the Subscription Price.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	AMENDMENT AND RESTATEMENT

This Agreement amends and restates the Original Subscription Agreement with effect from the date of signature of this Agreement by the Party last signing.

5	CONDITIONS PRECEDENT

5.1

Save for clauses 1 to 5 (both inclusive), clause 7, clause 9 and clauses 11 to 21 (both inclusive) all of which will become effective on the Signature Date, this Agreement is subject to the fulfilment of the Conditions Precedent that, by not later than 11h59 on 16 November 2016 –

5.1.1	the guarantee in the form attached as Annexure 1 to the Agreement has been issued to the Company; and

5.1.2	the Shareholders, in general meeting, have resolved to place the Subscription Shares under control of directors of the Company for purposes of issuing the Subscription Shares to the Subscriber.

5.2

The Subscriber shall use reasonable endeavours to procure the fulfilment of the Condition Precedent set out in clause 5.1.1 as soon as reasonably possible after the Signature Date and shall to the extent that such Condition Precedent has been fulfilled, prior to the expiry of the period set out in clause 5.1.1, furnish to the Company documents evidencing the fulfilment of such Condition Precedent.

5.3

The Company shall use reasonable endeavours to procure the fulfilment of the Condition Precedent set out in clause 5.1.2 as soon as reasonably possible after the Signature Date and shall to the extent that such Condition Precedent has been fulfilled, prior to the expiry of the period set out in clause 5.1.2, furnish to the Subscriber documents evidencing the fulfilment of such Condition Precedent.

5.4	The Condition Precedent –

5.4.1

set out in clause 5.1.1 has been inserted for the benefit of the Company which will be entitled to waive fulfilment of such Condition Precedent, in whole or in part, on written notice to the Subscriber at any time; and

5.4.2	set out in clause 5.1.2, cannot be waived.

5.5

Unless the Conditions Precedent have been fulfilled by not later than the time and date for fulfilment thereof set out in clause 5.1 (or such later date as may be agreed in writing between the Parties before the aforesaid date) the provisions of this Agreement, save for clauses 1 to 5 (both inclusive) and clauses 9 to 21 (both inclusive) which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and neither of the Parties will have any claim against the other in terms hereof or arising from the failure of any of the Conditions Precedent, save for any claims arising from a breach of clauses 5.2 and/or 5.3.

5.6

The Parties agree that, upon the Agreement becoming unconditional in accordance with its terms, the Company shall have no liability to the Subscriber arising out of a failure by the Company to designate the Subscription Date in terms of the provisions of clause 2.1.22.

6	SUBSCRIPTION

6.1	The Subscriber shall subscribe for the Subscription Shares, on the Subscription Date, at the Subscription Price.

6.2

On the Subscription Date, the Aggregate Subscription Price will be settled in full on behalf of the Subscriber in accordance with the Guarantee, it being agreed that a failure by the Company to timeously demand payment under the Guarantee shall not entitle the Company to make any claim of any nature whatsoever against the Subscriber under this Agreement (and in those circumstances, the Subscriber shall have no duty of whatsoever nature to procure that the Guarantee is amended, re-issued or reinstated). In the circumstances where the guarantor under the Guarantee fails, for whatever reason (other than the failure by the Company to timeously demand payment under such Guarantee), to effect payment, the Company shall be entitled to claim the Aggregate Subscription Price (or any outstanding portion thereof) directly from the Subscriber, subject to the remaining terms of the Agreement.

6.3

In compliance with the Financial Markets Act, and against payment of the Subscription Price, the Subscription Shares will be issued in dematerialised form and will be credited to and reflected in a CSDP or authorised user account of the Subscriber's choice, on or as soon as practicable after the Subscription Date (but in any event by no later than the 5th business day after the Subscription Date). To enable the Company to comply with such obligation, the Subscriber shall provide the Company with details of its CSDP or authorised user account by no later than the Subscription Date.

7	RECIPROCAL RIGHT TO TERMINATE

Without prejudice to the rights of the applicable Party in terms of this Agreement or at law –

7.1

the Company shall be entitled to terminate this Agreement summarily by way of written notice should the guarantor under the guarantee referred to in clause 5.1.1 fail, in breach of such guarantee, to make payment within 2 (two) business days of the Subscription Date; and

7.2	either Party shall be entitled to terminate this Agreement summarily by way of written notice in the event that the Subscription Date has not occurred by 28 February 2017.

8	WARRANTIES BY THE COMPANY

8.1	The Company hereby gives to and in favour of the Subscriber the following warranties –

8.1.1	the Company has sufficient authorised but unissued ordinary shares to give effect to the Subscription;

8.1.2	the Subscription Shares will be validly issued to the Subscriber;

8.1.3	the Subscription Shares will, upon being issued, not constitute less than 14.5% (fourteen point five percent) of all of the issued Shares on a Fully Diluted Basis;

8.1.4

any and all approvals, consents and/or waivers as may be required in order to issue the Subscription Shares, and to otherwise give effect to the Subscription, are in place as at Signature Date or will be in place as at the Subscription Date, including but not limited to any required approvals of the Company's Board and the Shareholders;

8.1.5	the Subscription will be implemented in compliance with the memorandum of incorporation of the Company, the Companies Act and the listings requirements of the JSE;

8.1.6	the Subscription Shares, when issued, shall be listed on the JSE;

8.1.7	the Subscription Shares, when issued, shall rank pari passu with all other Shares in issue; and

8.1.8	the Company does not have any class of preference or other shares (other than Shares) which rank pari passu with or prior to the Subscription Shares in any respect.

8.2	Each warranty set out in clause 8.1 will –

8.2.1	be a separate warranty and will in no way be limited or restricted by reference to or inference from the terms of any other warranty or by any other words in this Agreement;

8.2.2	insofar as it is promissory or relates to a future event, be deemed to have been given as at the date of fulfilment of the promise or future happening of the event, as the case may be;

8.2.3	be given as at the Signature Date and the Subscription Date and every day between those dates; and

8.2.4	be deemed to be material and to be a material representation inducing the Subscriber to enter into this Agreement.

8.3	It is recorded that the Subscriber has entered into this Agreement on the strength of the warranties set out in clause 8.1.

9	CONDITIONS TO SUBSCRIPTION AND SUBSCRIBER'S RIGHT TO TERMINATE

9.1

Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of the Condition Precedent), the Subscriber will only be obliged to subscribe for the Subscription Shares if, as at 23h50 on the day immediately preceding the Subscription Date -

9.1.1	neither the Group nor any Group Company has disposed of any of its material assets outside of the ordinary or usual course of business;

9.1.2	no Group Company has been liquidated or placed under judicial management, whether provisionally or finally (and no application has been launched in this regard);

9.1.3	no Group Company has commenced business rescue proceedings under the Companies Act;

9.1.4

no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, committed an act which, if it were a natural person would constitute an act of insolvency as defined in the Insolvency Act, No 24 of 1936, or any other applicable Act;

9.1.5	no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, compromised with its creditors generally, or attempted to do so;

9.1.6

in respect of the 18 (eighteen) month period prior to the Signature Date, no material creditor of any Group Company has given notice of its intention to take any action to enforce its rights and/or remedies in terms of any material debt owed to it;

9.1.7	each of the warranties contained in clause 8.1 is true and correct in all respects; and

9.1.8

no interdict, judgment or other order or action of any court or governmental authority restraining, prohibiting or rendering illegal the implementation of the transactions contemplated hereby shall be in effect, and no legal proceeding shall have been instituted by any person (including any governmental authority) seeking to prohibit, restrict or delay or declare illegal the implementation of the transactions contemplated in this Agreement.

9.2

Without derogating from the Subscriber's right not to subscribe for the Subscription Shares in accordance with the provisions of clause 9.1, the Subscriber shall also be entitled to terminate this Agreement summarily by giving written notice to that effect to the Company at any time upon the happening of any event described in clause 9.1. The aforegoing provisions of this clause 9.2 should not be construed as limiting the Subscriber's rights arising from a breach of this Agreement, as contemplated in clause 14.

10	SUBSCRIBER'S RIGHT TO BOARD APPOINTMENT

10.1

The Subscriber shall have the right (but not the obligation), at any time after the Subscription Date and subject to the Company having received the Aggregate Subscription Price in accordance with 6, to deliver a written notice to the Company, requesting the Company to procure the appointment of any person nominated by the Subscriber ("Subscriber's Nominee") to the Company's Board. Such notice shall be accompanied by all necessary documents required to enable the Company's Board to give effect to such appointment.

10.2

Upon receiving the notice referred to in clause 10.1, the Company shall be required to procure the exercise by the Company's Board of its powers in terms of the provisions of clause 25 of the Company's memorandum of incorporation in such manner so as to give effect to the Subscriber's request contemplated in clause 10.1. The Company warrants that it has provided the Subscriber with a complete and accurate copy of the Company's memorandum of incorporation and that the Company shall not permit any variation of such memorandum of incorporation which would in any way prevent or frustrate the exercise by the Subscriber of its rights contained in this clause 10.

10.3

The Subscriber's Nominee shall not be a person who is disqualified from occupying the office of director in terms of applicable law, the listings requirements of the JSE and the Company's memorandum of incorporation and shall be required to undergo any induction training which any other appointee to the Company's Board would be required to undergo.

10.4

The Subscriber's right contained in this clause 10 shall fall away and no longer be of any force or effect in the event that: (i) the Agreement is cancelled or terminates for any reason; or (ii) upon having subscribed for the Subscription Shares, the Subscriber no longer holds at least 10% (ten percent) of all of the Shares in issue for any reason whatsoever, whichever occurs first. For the avoidance of any doubt, should the Subscriber hold less than 10% (ten percent) of all of the Shares in issue for any reason whatsoever resulting in it losing the aforesaid right, but thereafter acquires further Shares resulting in the Subscriber holding at least 10% (ten percent) of all of the Shares in issue, the aforesaid right shall not be reinstated and the aforesaid right is lost as soon as the Subscriber holds less than 10% (ten percent) of all of the Shares in issue for any reason whatsoever.

10.5	Should the Subscriber's right contained in this 10 fall away as contemplated above, the Subscriber -

10.5.1

shall forthwith be obliged to procure the removal or resignation of the Subscriber's Nominee from the Company's Board and from any other office within the Group, including the unconditional and irrevocable resignation of the Subscriber's Nominee, which resignation shall confirm that such Subscriber's Nominee does not have any claims against the Company or other members of the Group as a result of such removal and/or resignation and shall waive any such claims which the Subscriber's Nominee might otherwise have; and

10.5.2

hereby irrevocably and unconditionally indemnifies the Company against any loss, liability, damage, cost or expense which may be suffered or incurred by the Company as a result of any removal or resignation of such Subscriber's Nominee from the Company's Board.

11	GENERAL WARRANTIES

11.1	Each Party hereby warrants to and in favour of the other Party that –

11.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

11.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms; and

11.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

11.1.3.1	contravene any law or regulation to which it is subject;

11.1.3.2	contravene any provision of it's constitutional documents; or

11.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.

11.2	Each of the representations and warranties given by the Parties in terms of clause 11.1, shall –

11.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

11.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

11.2.3	prime facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

12	PUBLICITY

No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law (or by the rules of any securities exchange on which the shares of any of the Parties may be listed, where applicable), in which event the Party obliged to make such statement will first consult with the other Party in order to enable them in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause.

13	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

14	BREACH AND TERMINATION

14.1

If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 48 (forty eight) hours ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option –

14.1.1

to claim immediate specific performance of any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance and to require the Defaulting Party to provide security to the satisfaction of the Aggrieved Party for the Defaulting Party's obligations; or

14.1.2

to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.

14.2	Neither Party shall be entitled to cancel this Agreement unless the breach is a material breach. A breach will be deemed to be a material breach if -

14.2.1	it is capable of being remedied, but is not so remedied within the Notice Period; or

14.2.2	it is incapable of being remedied and payment in money will compensate for such breach but such payment is not made within the Notice Period.

14.3	The Aggrieved Party's remedies in terms of this clause 14 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

15	DISPUTE RESOLUTION

15.1

In the event of there being any dispute or difference between the Parties arising out of this Agreement (including but not limited to any dispute or difference as to the validity or otherwise of this Agreement, or as to the enforceability of this Agreement), the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

15.2

Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties or failing agreement within 10 (ten) business days of the demand for arbitration, then any Party shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the Parties failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the Parties.

15.3	Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

15.4	Nothing herein contained shall be deemed to prevent or prohibit any Party from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

15.5

Any arbitration in terms of this clause 15 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration, save as may be required in law (including, where applicable, by the rules of any securities exchange on which the shares of any of the Parties, or the shares of a holding company of any of the Parties, may be listed).

15.6	This clause 15 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

15.7

The Parties declare that it is their intention that this clause 15 will regulate the manner in which they will resolve any dispute or difference regarding the validity or otherwise of this Agreement, regardless of the fact that one of the parties may dispute the validity or enforceability of the Agreement.

15.8

The Parties agree that the written demand by a party to the dispute in terms of clause 15 that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

16	NOTICES AND DOMICILIA

16.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers -

Name	Physical Address	Telefax
Subscriber	3rd Floor	011 880 7080
President Place
	Cnr Jan Smuts Ave	&
Bolton Rd
Rosebank

Marked for the attention of: The Chief Executive Officer

Name	Physical Address	Telefax
Company	75 Grayston Drive	None
Morningside Extension
05
Sandton

Marked for the attention of: The Chief Executive Officer

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number in the Republic of South Africa by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

16.2	All notices to be given in terms of this Agreement will be given in writing, in English, and will -

16.2.1	be delivered by hand or sent by telefax;

16.2.2

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

16.2.3

if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

16.3

Notwithstanding the above, any notice given in writing in English, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause.

16.4

The Parties record that whilst they may correspond via email during the currency of this Agreement for operational reasons, no formal notice required in terms of this Agreement, nor any amendment of or variation to this Agreement may be given or concluded via email.

17	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

18	APPLICABLE LAW AND JURISDICTION

18.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

18.2

Subject to clause 14.1, the Parties hereby consent and submit to the non- exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, (Johannesburg), in any dispute arising from or in connection with this Agreement.

19	GENERAL

19.1	Whole Agreement

19.1.1

This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

19.1.2

This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof. Without derogating from the aforegoing, the Parties similarly agree that this Agreement will supersede and replace the letter from Net1 UEPS Technologies, Inc. to the Company dated 26 September 2016 (this clause shall constitute a stipulatio alteri in favour of Net1 UEPS Technologies, Inc., capable of acceptance at any time).

19.2	Variations to be in Writing

No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

19.3	No Indulgences

No latitude, extension of time or other indulgence which may be given or allowed by either Party to the other in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of either Party arising from this Agreement and no single or partial exercise of any right by either Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of either Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19.4	No Waiver or Suspension of Rights

No waiver, suspension or postponement by either Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by that Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

19.5	Continuing Effectiveness of Certain Provisions

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

19.6	No Assignment

Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior signed written consent of the other, provided that the Subscriber shall be entitled to assign all its rights and obligations under this Agreement to any South African resident subsidiary of the Subscriber by notice in writing to the Company delivered at least 5 (five) business days prior to the Subscription Date, provided further that: (i) any such substitute subscriber binds itself in writing to all the terms and conditions herein imposed on the Subscriber by signing a deed of adherence to this Agreement; and (ii) the Subscriber guarantees, as surety for and co-principal debtor in solidum with such substitute subscriber, the due and proper compliance by such substitute subscriber with all the terms and conditions imposed on the Subscriber in terms of this Agreement and signs and executes a deed of suretyship giving effect hereto.

19.7	Exclusion of Electronic Signature

The reference in clauses 19.2, 19.4 and 19.6 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

20	COSTS

Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

21	SIGNATURE

21.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

21.2

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

21.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

21.4

The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at Mauritius on November 15, 2016
For and on behalf of
NET1 APPLIED TECHNOLOGIES
SOUTH AFRICA PROPRIETARY
LIMITED

/s/ Herman G. Kotzé
Signature
Herman G. Kotzé
Name of Signatory
Director
Designation of Signatory

SIGNED at Sandton on November 16, 2016
For and on behalf of
BLUE LABEL TELECOMS LIMITED

/s/ Dean Suntup
Signature
Dean Suntup
Name of Signatory
Director
Designation of Signatory

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FORM OF GUARANTEE

Blue Label Telecoms Limited
75 Grayston Drive
Morningside
Sandton

Attention: The Chief Executive Officer

[date]

Dear Sirs,

BANK GUARANTEE NO [•]

1.

We, FirstRand Bank Limited (acting through its Rand Merchant Bank division), with registration number 1929/001225/06 having our head office at 1st Floor, 4 Merchant Place, Cnr Fredman Drive and Rivonia Road, Sandton, 2196 (the Guarantor), provide this bank guarantee (this Bank Guarantee) in accordance with clause 5.1.1 (Conditions Precedent) of an amended and restated subscription agreement (the Subscription Agreement) concluded on or about 15 November 2016 between Blue Label Telecoms Limited, registration number 2006/022679/06, (the Company) and Net1 Applied Technologies South Africa Proprietary Limited, registration number 2002/031446/07, (the Subscriber) in connection with the proposed subscription by the Subscriber of 117,924,528 ordinary shares (the Shares) in the Company (Proposed Subscription). This Bank Guarantee replaces in its entirety the bank guarantee issued by the Guarantor to the Company dated 20 October 2016, which guarantee is automatically terminated on the issue of this Bank Guarantee.

2.	We understand that:

2.1	the Proposed Subscription will be subject to the terms and conditions set out in the Subscription Agreement;

2.2

the implementation of the Proposed Subscription will be subject to the fulfilment of the condition precedent set out in clause 5.1.2 of the Subscription Agreement (the Subscription Condition Precedent) by not later than 16 November 2016; and

2.3

should the Proposed Subscription be implemented in accordance with the terms and conditions of the Subscription Agreement, the aggregate subscription price for the Shares that will be payable by the Subscriber to the Company in accordance with the terms and conditions of the Subscription Agreement will be an amount of R2,000,000,000 (the Aggregate Subscription Price).

3.	The Guarantor, subject to the terms of this Bank Guarantee, hereby irrevocably guarantees the payment by the Subscriber to the Company of the Aggregate Subscription Price (the Guaranteed Amount).

4.

Subject to compliance with the terms of this Bank Guarantee (including but not limited to the provisions of paragraphs 8.4 and 8.5), and provided the Company has given the Guarantor at least 5 business days' prior written (at its address set out in paragraph 5 below) of the Subscription Date as designated in accordance with the Subscription Agreement, the Company shall be entitled to demand payment from the Guarantor either on (and not before) 23 January, 2017 or before 12h00 on 28 February, 2017 (the Expiry Date and Time), of the Aggregate Subscription Price.

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5.

The demand against the Guarantor under this Bank Guarantee shall be furnished in writing to the Guarantor at its address: 14th Floor, 1 Merchant Place, 1 Fredman Drive, Sandton, 2196 and marked for the attention of Head of Transaction Management, Investment Banking Division, with a copy to Chris Welthagen and Ziyaad Manie, and shall state that the Company is demanding payment in discharge of the Subscriber's obligation to settle the Aggregate Subscription Price in terms of the Subscription Agreement.

6.

This Bank Guarantee shall be irrevocable and shall remain in full force and effect until the Expiry Date and Time, by which time and date the demand by the Company should have been received at our address. Any demand received at the Guarantor's address after the Expiry Date and Time shall not be considered.

7.	This Bank Guarantee shall be governed by, and construed in all respects in accordance with, the laws of the Republic of South Africa.

8.	Notwithstanding anything contained herein above:

8.1	the Guarantor’s maximum liability under this Bank Guarantee shall not exceed the Guaranteed Amount;

8.2	this Bank Guarantee shall be valid only until the earlier of the following times:

8.2.1

the time of day on the date on which the Aggregate Subscription Price is received by the Company (in the Designated Account under (and as defined in) the Subscription Agreement) (the Designated Account) from the Guarantor on behalf of the Subscriber;

8.2.2	the delivery of any notice in terms of paragraph 8.5;

8.2.3

the date on which the shareholders of the Company, in general meeting, vote against placing the Shares under control of directors of the Company for purposes of issuing the Shares to the Subscriber; and

8.2.4	the Expiry Date and Time,

at which time it shall automatically expire and be of no further force or effect. Any demand received at the Guarantor's address after such expiry shall not be considered;

8.3

the Guarantor is liable to immediately (i.e. within 1 business day) pay the Guaranteed Amount into the Designated Account but only if you serve upon it a demand as stated above before the Expiry Date and Time, where after it ceases to be in effect and all the Company’s rights under this Bank Guarantee shall be forfeited and the Guarantor shall be discharged from all liability under this Bank Guarantee, whether or not the original guarantee is returned to the Guarantor;

8.4

any demand for payment under this Bank Guarantee shall be accompanied by written confirmation from the Company to the Subscriber and the Guarantor confirming that, as at the day immediately prior to the date on which such demand is delivered to the Guarantor (the Confirmation Date), (i) no event contemplated in the Annex to this Bank Guarantee (other than clause 9.1.7 of such Annex) has occurred on or before the Confirmation Date; and (ii) in respect of clause 9.1.7 of the attached Annex, a positive statement that the relevant warranties in clause 8.1 of the Subscription Agreement are true and correct in all respects as at the Confirmation Date;

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8.5

the delivery by the Subscriber of a written notice in terms of the provisions of clause 8.2 of the Subscription Agreement (Conditions to Subscription and Subscriber's Right to Terminate) (the MAC Notice) at any time prior to 17h00 on the Confirmation Date (the MAC Cut Off Date and Time) in terms of which it summarily terminates the Subscription Agreement, to the Company (and with a copy to the Guarantor), shall cause this Bank Guarantee to immediately and automatically expire and cease to be of any further force or effect and any payment demand made by the Company under this Bank Guarantee after delivery of the MAC Notice shall therefore be a nullity and shall not be considered, provided that no MAC Notice delivered after the MAC Cut Off Date and Time shall be considered a nullity under this Bank Guarantee and shall not be considered. The MAC Notice shall be furnished in writing to the Guarantor at its address: 14th Floor, 1 Merchant Place, 1 Fredman Drive, Sandton, 2196 and marked for the attention of Head of Transaction Management, Investment Banking Division, with a copy to Chris Welthagen and Ziyaad Manie prior to the MAC Cut Off Date and Time;

8.6	only the Company shall be entitled to demand payment of any sum from the Guarantor under this Bank Guarantee; and

8.7	no payment of all or any part of the Guaranteed Amount shall be made if doing so would be illegal or contrary to applicable law.

9.	This Bank Guarantee is neither negotiable nor transferable.

10.

Promptly on receipt by the Company of the Aggregate Subscription Price as contemplated in paragraph 8.2.1 and, in any event, by no later than 3 Business Days thereafter, the Company shall deliver to the Guarantor the original of the Bank Guarantee at the address set out in paragraph 5.

For and on behalf of:	For and on behalf of:
FirstRand Bank Limited (acting	FirstRand Bank Limited (acting through
through its Rand Merchant Bank	its Rand Merchant Bank Division)
Division)

Name:	Name:

Office:	Office:

4

For and on behalf of:	For and on behalf of:
NET1 APPLIED TECHNOLOGIES	BLUE LABEL TELECOMS LIMITED
SOUTH AFRICA PROPRIETARY
LIMITED

Name:	Name:

Office:	Office:

Annex

EXTRACT FROM CLAUSE 9.1 OF THE SUBSCRIPTION AGREEMENT

9	CONDITIONS TO SUBSCRIPTION AND SUBSCRIBER'S RIGHT TO TERMINATE

9.1

Notwithstanding anything to the contrary contained in this Agreement (including the fulfilment or waiver, as the case may be, of the Condition Precedent), the Subscriber will only be obliged to subscribe for the Subscription Shares if, as at 23h50 on the day immediately preceding the Subscription Date -

9.1.1	neither the Group nor any Group Company has disposed of any of its material assets outside of the ordinary or usual course of business;

9.1.2	no Group Company has been liquidated or placed under judicial management, whether provisionally or finally (and no application has been launched in this regard);

9.1.3	no Group Company has commenced business rescue proceedings under the Companies Act;

9.1.4

no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, committed an act which, if it were a natural person would constitute an act of insolvency as defined in the Insolvency Act, No 24 of 1936, or any other applicable Act;

9.1.5	no Group Company has, in respect of the 18 (eighteen) month period prior to the Signature Date, compromised with its creditors generally, or attempted to do so;

9.1.6

in respect of the 18 (eighteen) month period prior to the Signature Date, no material creditor of any Group Company has given notice of its intention to take any action to enforce its rights and/or remedies in terms of any material debt owed to it;

9.1.7	each of the warranties contained in clause 8.1 is true and correct in all respects; and

9.1.8

no interdict, judgment or other order or action of any court or governmental authority restraining, prohibiting or rendering illegal the implementation of the transactions contemplated hereby shall be in effect, and no legal proceeding shall have been instituted by any person (including any governmental authority) seeking to prohibit, restrict or delay or declare illegal the implementation of the transactions contemplated in this Agreement.